UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_________________

FORM 8-K/A
(AMENDMENT NO. 2)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

DATE OF REPORT (Date of earliest event reported): December 1, 2014

ITT EDUCATIONAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-13144	36-2061311
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

13000 North Meridian Street
Carmel, Indiana 46032-1404
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (317) 706-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 2 to Current Report on Form 8-K (this “Form 8-K/A”) is being filed by ITT Educational Services, Inc. (the “Company”) to provide an update regarding the commencement of the engagement of Deloitte & Touche LLP (“Deloitte”) as the new independent registered public accounting firm for the Company.  Except as updated by the information provided in this Form 8-K/A, the information contained in the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 4, 2014 (the “Original Filing”) (including, without limitation, the information contained in Items 2.03 and 4.01(a) of the Original Filing) and the information contained in Amendment No. 1 to Current Report on Form 8-K filed by the Company with the SEC on November 20, 2014 (“Amendment No. 1”) (including, without limitation, the information contained in Item 4.01(a) of Amendment No. 1) is not being amended or modified by this Form 8-K/A.

Item 4.01	Changes in Registrant’s Certifying Accountant.

As reported in Amendment No. 1, on November 17, 2014, the Audit Committee of the Board of Directors of the Company approved the appointment of Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014 and interim quarterly periods beginning with the three months ended September 30, 2014.  Deloitte’s formal engagement as the Company’s independent registered public accounting firm commenced on December 1, 2014.

During the fiscal years ended December 31, 2013 and 2012, and the subsequent interim period through December 1, 2014, neither the Company, nor anyone on its behalf, has consulted Deloitte regarding: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Deloitte concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or any reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 4, 2014

ITT Educational Services, Inc.

By:  /s/ Daniel M. Fitzpatrick
       Name: Daniel M. Fitzpatrick
       Title: Executive Vice President, Chief
Financial Officer